UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2009

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Article IV of Premier’s Amended Articles of Incorporation authorizes the issuance from time to time of one or more series of preferred shares, each without par value.  On September 16, 2009, Premier’s Board of Directors adopted an amendment to Article IV of Premier’s Articles of Incorporation and established the express terms of Premier’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, fixed 22,252 shares as the authorized number of shares of the series, and fixed and determined the dividend rate of the shares of the series, the liquidation rights of the shares of the series, the redemption rights in respect of the shares of the series, the voting rights in respect of the shares of the series, and certain other preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof.   On September 29, 2009, Premier filed with the Secretary of State of the Commonwealth of Kentucky Articles of Amendment evidencing the amendments to Article IV of Premier’s Articles of Incorporation adopted by Premier’s Board of Directors.  The Articles of Amendment were effective upon filing.  A copy of the Articles of Amendment is included as Exhibit 3.1(i) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: October 2, 2009                                              Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1(i)
Articles of Amendment to Articles of Incorporation filed with the Secretary of State of the Commonwealth of Kentucky on September 29, 2009, evidencing adoption of amendments by the Board of Directors of Premier Financial Bancorp, Inc. to Article IV of Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Premier Financial Bancorp, Inc.